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Exhibit 3.51

ARTICLES OF INCORPORATION
OF
G & D, INC.

        KNOW ALL MEN BY THESE PRESENTS: That we, SAMUEL L. LEVY, RICHARD E. MISHKIN and CAROL L. CORN, all residents of the State of Colorado, and over the age of twenty-one (21) years, desiring to form a body corporate under the laws of the State of Colorado, do hereby make, execute and acknowledge these Articles of Incorporation in writing, and do hereby set forth, declare and certify as follows:

ARTICLE I
Name

        The name of our corporation shall be

G & D, Inc.

ARTICLE II
Term of Existence

        This corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado, unless sooner dissolved or disincorporated according to law.

ARTICLE III
Objects, Purposes and Powers

        A. The objects and purposes for which the said corporation is organized are as follows:

          (1)   Conducting, engaging and carrying on the general business of:

            (a)   Manufacturing, producing, buying, selling, exporting, importing, dealing in and with, and disposing of cutting guides, machine guides, tool guides, equipment, appliances, machinery, and apparatus of any kind or nature for the production and manufacture of textiles and fabrics of every kind, character or description; manufacturing, making contracts with others for the manufacture of, constructing, assembling, repairing, developing, remodeling, purchasing or otherwise acquiring, installing, using, owning, operating, selling, leasing, exchanging, renting, or otherwise disposing of, distributing, and generally dealing in and with, as principal, agent, or jobber, at wholesale or retail, parts, accessories, appurtenances, sundries, and equipment of all kinds for machinery of all kinds, mechanical devices, electrical devices, and cutting devices; engaging in conducting, carrying on any and all trades and businesses necessary or convenient in connection with, or applicable, adjunctive or contributory to, any of the foregoing.

            (b)   Purchasing or otherwise acquiring, and owning, holding, managing, manufacturing, developing and selling, leasing, encumbering or otherwise disposing of and dealing in personal property of every kind and description, tangible or intangible and including but not limited to, stock, stock rights, options, warrants, debentures, bonds and other entities, whether in connection with or incident or related to the foregoing purposes or otherwise;

            (c)   Purchasing or otherwise acquiring, and owning, holding, managing, developing and selling, leasing, encumbering, or otherwise disposing of and dealing in real property, whether improved or unimproved, and any interest therein, of every kind and description, whether in connection with or incident or related to the foregoing purposes or otherwise;

            (d)   Inverting on behalf of itself or others, in any form, any part of its capital and such additional funds as it may obtain, in any corporation, association, partnership, joint venture, entity or business venture of any kind or character and otherwise acquiring an interest in any such business or business venture as the Board of Directors may from time to time deem convenient or proper, and actively engaging in, promoting, managing and otherwise protecting and developing any investment or interest so acquired, whether in connection with or incident or related to the foregoing purposes or otherwise; and

            (e)   Operating any other lawful business.

          (2)   To do everything necessary, proper, advisable, or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith which are not forbidden by the Colorado Corporation Code, by any other law, or by these Articles of Incorporation.

          (3)   To carry out the purposes hereinabove set forth in any state, territory, district, possession, dependency or other political subdivision of the United States of America, or in any foreign country, to the extent that such purposes are not forbidden by the law of such state, territory, district, possession, dependency, or political subdivision of the United States of America or by such foreign country.

        B. In furtherance of the purposes set forth above in this Article III, the corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the State of Colorado, including but not limited to, the power to enter into general partnerships, limited partnerships (whether the corporation be a limited or general partner), joint ventures, syndicates, pools, associations and other arrangements for carrying on one or more of the purposes set forth in this Article III of these Articles of Incorporation, jointly or in common with others. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

ARTICLE IV
Capital Stock

        The total number of shares of capital stock which the corporation shall have authority to issue is 50,000 shares of common stock without par value. Said stock may be issued for money, property, services or other things of value, and when issued, shall be issued fully paid and non-assessable. The preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, of the capital stock of the corporation are as follows:

          (a)    Dividends.    Dividends may be paid upon the common stock as and when declared by the Board of Directors out of funds of the corporation legally available therefore.

          (b)    Payment on Liquidation.    Upon any liquidation, dissolution or winding up of the corporation, and after payment or setting aside of an amount sufficient to provide for payment in full of all debts and liabilities of, and other claims against the corporation, the remaining net assets of the corporation shall be distributed pro rata to the holders of the common stock.

          (c)    Voting Rights.    The sole voting power shall be and remain solely in the common stock, each holder of common stock being entitled to one vote for each share thereof held.

          (d)    Pre-Emptive Rights.    No shareholder of this corporation shall, because of his ownership of stock, have a pre-emptive right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase stock of this corporation issued, optioned, or sold by it after its incorporation. Any part of the common stock and any part of the notes, debentures, bonds or other securities

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  convertible into, or carrying options or warrants to purchase stock of this corporation authorized by these Articles of Incorporation or any amendment thereto duly filed, may at any time be issued, optioned for sale, and sold or disposed of by this corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may to such Board of Directors seem proper without first offering such stock or security or any part thereof to existing stockholders.

ARTICLE V
Directors and Officers

        The business and affairs of this corporation and the management thereof shall be vested in the Board of Directors consisting of not less than three (3) members who need not be shareholders of the corporation. The names and addresses of the persons who are to serve as the initial Board of Directors of the corporation until the first annual meeting of shareholders, or until their successors shall be elected and shall qualify, are as follows:

George Levy	959 South William Denver, Colorado 80209
Stanton D. Rosenbaum	2300 First of Denver Plaza Bldg. Denver, Colorado 80202
Carol L. Corn	2300 First of Denver Plaza Bldg. Denver, Colorado 80202

        The corporation shall indemnify every director and officer, his heirs, executors, and administrators, against expenses reasonably incurred by him in connection with an action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, or at its request, of any other corporation of which it is a shareholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled.

ARTICLE VI
Registered Office

        The registered office in the State of Colorado of this corporation shall be 2300 First of Denver Plaza Building, Denver, Colorado, 80202, and the registered agent upon whom process may be serviced in this state is Isaacson, Rosenbaum, Spiegleman & Friedman, P.C. at the same address. Said office and agent may be changed at any time hereafter without amendment of these Articles of Incorporation by any document or instrument required or permitted to be filed by law.

ARTICLE VII
Shareholders' Meetings

        Cumulative voting shall not be allowed in the election of directors of this corporation.

        At any meeting of the shareholders of this corporation, a quorum shall consist of a majority of the shares of stock entitled to vote at the meeting represented in person or by proxy. If a quorum is present, the affirmative vote of the majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the action of the shareholders.

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ARTICLE VIII
Rights of Directors and Officers
To Contract with Corporation

        Any of the directors or officers of this corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with this corporation, either as vendor, purchaser or otherwise, nor shall any firm, association or corporation of which he shall be a member or in which he may be pecuniarily interested in any manner be disqualified. No director or officer, nor any firm, association or corporation with which he is connected as aforesaid shall be liable to account to this corporation or its stockholders for any profit realized by him from or through any such transaction or contract, it being the express intent and purpose of this Article to permit this corporation to buy from, sell to or otherwise deal with partnerships, firms or corporations of which the directors and officers of this corporation, or any one or more of them, may have a pecuniary interest, and the interests of this corporation, in the absence of fraud, shall not be void or voidable or affected in any manner by reason of any such membership.

ARTICLE IX
Restrictions on Common Stock

        The corporation shall have the right by appropriate action to impose restrictions upon the transfer of any shares of its common stock, or any interest therein, from time to time issued, provided that such restrictions as may from time to time be so imposed, or notice of the substance thereof shall be set forth upon the face or back of the certificates representing such shares of common stock.

ARTICLE X
By-Laws

        The Board of Directors of this corporation shall have the power to adopt such prudential By-Laws as may be deemed necessary or convenient for the proper government and management of the business and affairs of this corporation, and to amend, alter or repeal the same at any regular meeting or at any special meeting called for that purpose.

ARTICLE XI
Incorporators

        The name and address of each of the incorporators are as follows:

George Levy	959 South William Denver, Colorado 80209
Stanton D. Rosenbaum	2300 First of Denver Plaza Bldg. Denver, Colorado 80202
Carol L. Corn	2300 First of Denver Plaza Bldg. Denver, Colorado 80202

ARTICLE XII
Amendments

        The corporation reserves the right to amend, alter, change or repeal any provision contained in, or to add any provision to its Articles of Incorporation from time to time, in any manner now or hereafter prescribed or permitted by the Colorado Corporation Code, and all rights and powers conferred upon directors and shareholders hereby are granted subject to this reservation.

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        IN WITNESS WHEREOF, the above named incorporators have hereunto set their hands this 26th day of August, 1976.

/s/ SAMUEL L. LEVY
/s/ RICHARD E. MISHKIN
/s/ CAROL L. CORN
STATE OF COLORADO	)
) ss.
COUNTY OF DENVER	)

        I, the undersigned, a Notary Public, hereby certify that on the 26th day of August, 1976, personally appeared before me, Samuel L. Levy, Richard E. Mishkin and Carol L. Corn, who being by me first duly sworn, severally declared that they were the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

        WITNESS my hand and official seal.

        My Commission expires:

/s/illegible Notary Public

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STATE OF COLORADO City & COUNTY OF DENVER	) ) ss )	CERTIFICATE OF ASSUMED OR TRADE NAME

        G & D, INC., a Colorado corporation, being desirous of transacting a portion of its business under an assumed or trade name as permitted by 7-71-101, Colorado Revised Statutes 1973, hereby certifies:

  1. The corporate name and location of the principal office of said corporation is:
  G & D, INC.
  470 South Navajo
  Denver, Colorado 80223

  2. The name, other than its own corporate name, under which such business is carried on is:
  STAR GUIDE CORPORATION

        3.     A brief description of the kind of business transacted and to be transacted under such assumed or trade name is:
Manufacture cutting guides

        IN WITNESS WHEREOF, The undersigned President and Secretary of said corporation, have this day executed this Certificate September 16, 1976

G & D, INC.
	By	/s/ GEORGE W. LEVI George W. Levi President
Attest:
/s/ DAVID M. POLLACK David M. Pollack Secretary

        Subscribed and sworn to before me this 16th day of September 1976. My commission expires    My Commission Expires June 16, 19    .

/s/ CAROL LYNN CORN Notary Public

IS: AN-TN1 Rev. 11/83 SUBMIT ONE Filing fee: $10.00	Mail to: Secretary of State Corporations Section 1575 Sherman Street, 2nd Fl. Denver, Colorado 80203 (303) 855-2361	For office use only
Document must be typewritten.

CERTIFICATE OF
ASSUMED OR TRADE NAME

        G & D, Inc., a corporation or limited partnership organized under the laws of Colorado

        Being desirous of transacting a portion of its business under an assumed or trade name as permitted by 7-71-101, Colorado Revised Statues 1973, hereby certifies:

1.
The corporate or limited partnership name and location of its principal office is: G & D, Inc., 1255 W. Virginia Avenue, Denver, Colorado 80223.

2.
The name, other than its own corporate or limited partnership name, under which business is carried on is (Note 1):
Star Guide International, Inc.

3.
A brief description of the kind of business transacted under such assumed or trade name is: Domestic and international sales of corduroy guides and related products.

Limited Partnerships complete this section	Corporations compete this section
IN WITNESS WHEREOF, the undersigned general partner of said limited partnership has this day executed this certificate 19 (Note 2)	IN WITNESS WHEREOF, the undersigned president and secretary of said corporation have this day executed this certificate April 11, 1985 G & D, Inc. (Note 2)
By (Note 3) General Partner	By /s/ David M. Pollock (Note 3) President
Attest:
General Partner	/s/ NORMAN J. WILSON Secretary

STATE OF COLORADO
                                              ss.
COUNTY OF DENVER

        Acknowledged before me this 11th day of April, 1985, by David M. Pollock, President and Norman J. Wilson, Secretary of G & D, Inc.
(insert names of the officers, as signed above, titles and correct name of the corporation)

        In witness whereof I have hereunto set my hand and seal

My commission expires 1/3/88	/s/ BETH SPAWN Notary Public
1225 17th Street, Suite 1800 Denver, CO 80202
Note 1:	Any assumed name used by any corporation shall contain one of the words "Corporation", "Incorporated", "Limited" or one of the abbreviations "Corp.", "Inc.", or "Ltd."
Any assumed name used by any limited partnership shall contain one of the words "Limited Partnership", "Limited", or "Company" or one of the abbreviations "LP.", "Ltd.", or "Co."
Note 2:	Exact name of corporation or limited partnership making the statement.
Note 3:	Signature and title of officer signing (for the corporation, must be president or vice president; for a limited partnership, must be general partner)

SS: Form D-4 (Rev. 7/91) Submit in Duplicate Filing fee: $25.00 This document must be typewritten.	MAIL TO: Secretary of State Corporations Office 1560 Broadway, Suite 200 Denver, Colorado 80202 (303) 894-2200	For office use only

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION

        Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

        FIRST: The name of the corporation is (note 1) G & D, Inc.

        SECOND: The following amendment to the Articles of Incorporation was adopted on September 9, 1986 as permitted by the Colorado Corporation Code, in the manner as marked with an X below:

☐
Such amendment was adopted by the board of directors where no shares have been issued.

☒
Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

        The first paragraph of Article V of the Articles of Incorporation of G & D, Inc. shall be and is hereby amended to read as follows:

    "The number of directors shall be fixed in accordance with the By-Laws of this Corporation. So long as the number of directors shall be less than three (3), no shares of this Corporation shall be issued and held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. This provision shall also constitute a restriction on the transfer of shares, and a legend shall be conspicuously placed on each certificate representing shares, preventing transfer of the shares to more shareholders than there are directors."

        The remainder of said Article shall remain unchanged and in full force and effect.

        THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None

        FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendments, are as follows: No change

G & D, INC.		(Note 1)
By	/s/ DAVID POLLOCK David Pollock Its President
And	/s/ NORMAN J. WILSON	(Note 2)
Norman J. Wilson Its Secretary
(Note 3)
Its Director
NOTES:	1.	Exact corporate name of corporation adopting the Articles of Amendments. (If this is a change of name amendment the name before this amendment is filed)
	2.	Signatures and titles of officers signing for the corporation.
	3.	Where no shares have been issued, signature of a director.

SS: Form D-4 (Rev. 7/91) Submit in Duplicate Filing fee: $25.00 This document must be typewritten.	MAIL TO: Secretary of State Corporations Office 1560 Broadway, Suite 200 Denver, Colorado 80202 (303) 894-2200	For office use only

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION

        Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

        FIRST: The name of the corporation is (note 1) G & D, Inc.

        SECOND: The following amendment to the Articles of Incorporation was adopted on December 15, 1992 as permitted by the Colorado Corporation Code, in the manner as marked with an X below:

☐
Such amendment was adopted by the board of directors where no shares have been issued.

☒
Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

        See Exhibit "A" attached hereto and incorporated herein by reference.

        THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: No change

        FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendments, are as follows: No change

G & D, INC.		(Note 1)
By	/s/ DAVID POLLOCK David Pollock Its President
And	/s/ NORMAN J. WILSON	(Note 2)
Norman J. Wilson Its Secretary
(Note 3)
Its Director
NOTES:	1.	Exact corporate name of corporation adopting the Articles of Amendments. (If this is a change of name amendment the name before this amendment is filed)
	2.	Signatures and titles of officers signing for the corporation.
	3.	Where no shares have been issued, signature of a director.

EXHIBIT "A"
TO THE
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION'
OF G & D, INC.

        The first sentence of Article IV of the Articles of Incorporation of G & D, Inc. shall be and is hereby amended to read as follows:

    "The total number of shares of capital stock which the corporation shall have authority to issue is Five Hundred Thousand (500,000) shares of common stock without par value."

        The remainder of Article IV and all of the other Articles and provisions of the Articles of Incorporation of G & D, Inc. shall remain unchanged and in full force and effect.

G & D, INC.
ARTICLES OF AMENDMENT

        G & D, INC., a Colorado corporation (hereinafter referred to as the "Corporation"), hereby certifies to the Secretary of State that:

        FIRST:    The Articles of Incorporation of the Corporation are hereby amended by deleting therefrom in its entirety Article IV and by substituting in lieu thereof the following new Article IV:

        A. The total number of shares of capital stock which the corporation is authorized to issue is twenty million (20,000,000) shares of Common Stock, of which two hundred thousand (200,000) shares are Class A Common Stock, and nineteen million eight hundred thousand (19,800,000) shares are Class B Common Stock.

        A description of each Class of Stock with its rights, voting powers, restrictions, limitations as to distributions, and qualifications is as follows:

          (1)   The Class A Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise specifically provided herein below.

          (2)   The holders of Class B Common Stock shall have no voting rights, powers or privileges for any purposes, and the holders of Class A Common stock, to the exclusion of the holders of Class B Common Stock, shall have all voting rights, power and privileges as stockholders of the corporation.

          (3)   Stock distributions payable in Class A Common Stock may be paid only to holders of Class A Common Stock; stock distributions payable in Class B Common Stock may be paid only to holders of Class B Common Stock.

        B. The preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, of the capital stock of the corporation are as follows:

          (1)    Dividends.    Dividends may be paid upon the common stock as and when declared by the Board of Directors out of funds of the corporation legally available therefor.

          (2)    Payment on Liquidation.    Upon any liquidation, dissolution or winding up of the corporation, and after payment or setting aside of an amount sufficient to provide for payment in full of all debts and liabilities of, and other claims again the corporation, the remaining net assets of the corporation shall be distributed pro rata to the holders of the common stock.

          (3)    Pre-emptive Rights.    No shareholder of this corporation shall, because of his ownership of stock, have a pre-emptive right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase stock of this corporation issued, optioned or sold by it after its incorporation. Any part of the common stock and any part of the notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase stock of this corporation authorized by these Articles of Incorporation or any amendment thereto duly filed, may at any time be issued, optioned for sale and sold or disposed of by this corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may be such Board of Directors seem proper without first offering such stock or security or any part thereof to existing stockholders."

        SECOND:    By written informal action, unanimously taken by the Board of Directors of the Corporation on June 14, 1998, pursuant to and in accordance with Sections 7-108-202 and 7-110-103 of the Colorado Business Corporation Act, the Board of Directors of the Corporation duly advised the foregoing amendments and by written informal action unanimously taken by the stockholders of the Corporation on June 15, 1998, in accordance with Sections 7-107-104 and 7-110-103 of the Colorado Business Corporation Act, the stockholders of the Corporation duly approved said amendments.

        THIRD:    At the time of the filing of these Articles of Amendment there are three (3) stockholders (Helen Pollock, Eric Pollock and George Archambault) and one hundred three thousand one hundred eight-four (103,184) outstanding shares of the Common Stock of the Corporation. The manner and basis of implementing the recapitalization effected by these Articles of Amendment shall be as follows:

  Upon acceptance and filing of these Articles of Amendment by the Secretary of State, all of the outstanding shares of Common Stock of the Corporation shall forthwith be surrendered in exchange for shares of Class A Common Stock of the Corporation and shares of Class B Common Stock of the Corporation as set forth below. The shares so surrendered shall be cancelled.

	Outstanding Shares	Class A	Class B
Helen Pollock	73,525	71,256	7,054,364
Eric Pollock	24,500	23,744	2,350,655
George Archambault	51,159	5,000	494,981

Total	103,184	100,000	9,900,000

        FOURTH: The number of votes cast for the amendments by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group. These Articles of Amendment were adopted on June 15, 1998.

        IN WITNESS WHEREOF, G & D, INC. has caused these presents to be signed in its name and on its behalf by its President.

G & D, INC.
By:	/s/ DAVID M. POLLOCK DAVID M. POLLOCK, President

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MUST BE TYPED FILING FEE: $5.00 MUST SUBMIT TWO COPIES Please include a typed Self-addressed envelope	Mail to: Secretary of State Corporations Section 1560 Broadway, Suite 200 Denver, Colorado 80202 (303) 894-2251 Fax (303) 894-2242	For office use only

STATEMENT OF CHANGE OF REGISTERED AGENT,
REGISTERED OFFICE, AND PRINCIPAL OFFICE

Pursuant to the provisions of the Colorado Corporation Code, THE Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of: Colorado

Submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

FIRST:	The name of the corporation, limited partnership or limited liability company is: G & D, Inc.
SECOND:	Street address of current REGISTERED OFFICE is: none (Include City, State, Zip) and if changed, the new street address is: none (Include City, State, Zip)
THIRD:	The name of its current REGISTERED AGENT is: none
And if changed, the new registered agent is: Steven Hewson
Signature of New Registered Agent /s/ Steven R. Hewson
Principal place of business 5000 Independence Street, Arvada, Colorado 80002 (City, State, Zip)
The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.
FOURTH:	The principal office of the corporation has changed from 6666 Stapleton Drive S., Denver, Colorado 80216 to 5000 Independence Street, Arvada, Colorado 80002.
G & D, INC.
By:	/s/ ERIC POLLOCK Name: Eric M. Pollock Title: President and Chief Executive Officer

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  Exhibit 3.51
ARTICLES OF INCORPORATION OF G & D, INC.
ARTICLE I Name
ARTICLE II Term of Existence
ARTICLE III Objects, Purposes and Powers
ARTICLE IV Capital Stock
ARTICLE V Directors and Officers
ARTICLE VI Registered Office
ARTICLE VII Shareholders' Meetings
ARTICLE VIII Rights of Directors and Officers To Contract with Corporation
ARTICLE IX Restrictions on Common Stock
ARTICLE X By-Laws
ARTICLE XI Incorporators
ARTICLE XII Amendments
CERTIFICATE OF ASSUMED OR TRADE NAME
ARTICLES OF AMENDMENT to the ARTICLES OF INCORPORATION
ARTICLES OF AMENDMENT to the ARTICLES OF INCORPORATION
EXHIBIT "A" TO THE ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION' OF G & D, INC.
G & D, INC. ARTICLES OF AMENDMENT
STATEMENT OF CHANGE OF REGISTERED AGENT, REGISTERED OFFICE, AND PRINCIPAL OFFICE